EXHIBIT 10.4

Form of Guaranty and Pledge Agreement, dated as of November 19, 2007, entered into by iDNA, Inc. in favor of Silar Advisors, L.P.

GUARANTY AND PLEDGE AGREEMENT

THIS GUARANTY AND PLEDGE AGREEMENT, dated as of November 19, 2007 (as amended, supplemented and otherwise modified from time to time, this “Guaranty”), is made by and between iDNA, Inc., a corporation organized under the laws of the State of Delaware (together with its successors and assigns, “Guarantor”) and Silar Advisors, L.P. (together with its successors and assigns, “Silar”), in its capacity as Agent under the Master Loan Agreement (each as hereinafter defined).

RECITALS

A. Pursuant to the Master Loan and Security Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Master Loan Agreement”), among iDNA Cinemas Holdings Inc., a corporation organized under the laws of the State of Delaware (together with its successors and assigns, the “Borrower”), Silar, and such other Persons as may be named therein as “Lenders” (Silar and such other Persons, as “Lenders” under the Master Loan Agreement, are hereinafter referred to as “Lenders”) and Silar as administrative, payment and collateral agent for itself, as a Lender and for the other Lenders (in such capacities and including its successors and assigns, “Agent”), Borrower has agreed to pledge to Agent, on behalf of itself and the Lenders under the Master Loan Agreement, certain securities subject to the conditions set forth therein.

B. As of the date hereof, Guarantor owns all of the outstanding common stock of the Borrower and will derive a substantial direct and indirect benefit from the loan to be made to the Borrower pursuant to the Master Loan Agreement. To induce Silar to enter into the Master Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has agreed (subject to certain limitations) to pledge and grant to Agent, on behalf of itself and the Lenders under the Master Loan Agreement, a security interest in the Pledged Collateral (as defined herein).

C. It is a condition precedent to the obligation of the Lenders to make the loan to the Borrower under the Master Loan Agreement that Guarantor shall have executed and delivered to Agent this Guaranty.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Master Loan Agreement and used herein shall have the respective meanings given to them in the Master Loan Agreement.

“Borrower Obligations” shall mean the Obligations, as defined in the Master Loan Agreement.

“Company” means Angelika Film Centers LLC, a limited liability company organized under the laws of the State of Delaware.

“Company LLC Agreement” means that certain Limited Liability Company Agreement dated as of August 27, 1996, between Angelika Cinemas, Inc. (“Angelika”) and Sutton Hill Associates (“Sutton Hill”) with respect to Company, as the same has been or hereafter may be amended, restated, supplemented or otherwise modified.

“Excluded Contract” means any Contract that, by its terms or applicable law, is not assignable.

“Excluded Contract Right” means any right under any Contract that, pursuant to the terms of such Contract, may not be assigned.

“Excluded Property” means, collectively, (a) any and all shares of capital stock and other equity interests issued by any of Campus Group Companies, Inc., Audience Response Systems, Inc., Multi-Video Services, Inc., Interactive Conferencing Network, Inc. and Option Technologies Interactive, LLP (or any predecessor or successor to any of such corporations and other entities), (b) any and all Excluded Contracts and Excluded Contract Rights, (c) all products and proceeds of or from any of the foregoing, and (d) any and all books and records related to any of the foregoing.

“Expiration Date” shall have the meaning set forth in Section 2(d) hereof.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“NCI” shall mean National Cinemas, Inc., a corporation organized under the laws of the State of Delaware.

“Obligations” shall mean the obligations and liabilities of the Borrower and Guarantor to Agent and the Lenders (including, without limitation, the obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred) that may arise under, or out of or in connection with the Master Loan Agreement, this Guaranty or any other Loan Documents, whether on account of covenants, interest, principal, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Agent that are required to be paid by the Borrower or Guarantor pursuant to the terms of the Master Loan Agreement or this Guaranty, respectively).

“Pledged Collateral” shall have the meaning assigned thereto in Section 3(a) hereof.

“Pledged Shares” shall mean all of the common stock of the Borrower owned on the date hereof and hereafter acquired by Guarantor from time to time.

“Permitted Liens” shall mean all (a) Liens created pursuant to the terms of the Loan Documents or otherwise arising in favor of Agent, for the benefit of itself and the Lenders, (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by Guarantor in accordance with GAAP, (c) (i) statutory Liens of landlords and of carriers, warehousemen, mechanics, workmen, repairmen and/or materialmen, (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by Guarantor in accordance with GAAP, (iii) zoning, building codes and other land use laws regulating the use or occupancy of Guarantor’s real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such real property and that are not violated by the current use or occupancy of such real property or the operation of Guarantor’s business thereon; and (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property that do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, and (e) deposits and bonds provided under any lease.

“Recourse Limit” shall have the meaning assigned thereto in Section 2(f) hereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York at the relevant time; provided, that if, by reason of mandatory provisions of law, the validity or perfection of Agent’s security interest in any item of Pledged Collateral or the effect of perfection or non-perfection of the security interest in any item of Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection or effect of perfection or non-perfection.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(c)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty.

(a)  Guarantor hereby, unconditionally and irrevocably guarantees to Agent the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations, subject to the limitation set forth in Section 2(f) hereof.

(b)  Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty unless, and to the extent, Guarantor is the prevailing party in any dispute, claim or action relating thereto. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto Borrower may be free from any Obligations.

(c) Guarantor agrees that the Obligations may at any time and from time to time exceed the Recourse Limit without impairing this Guaranty or affecting the rights and remedies of Agent hereunder.

(d)  No payment or payments made by Borrower, Guarantor, any other guarantor or any other Person or received or collected by Agent from Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder except to the extent of the reduction of the Obligations as a consequence thereof. Guarantor shall remain liable for the Obligations until the date the Obligations are satisfied and paid in full (such date, the “Expiration Date”).

(e) Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Agent on account of Guarantor’s liability hereunder, it will notify Agent in writing that such payment is made under this Guaranty for such purpose, but the failure of Guarantor to provide such notice shall not impair the effectiveness of such payment to reduce the Obligations.

(f) Guarantor’s liability hereunder on any date of determination shall not exceed an amount (the “Recourse Limit”) equal to the excess (if any) of (x) the product of (i) ten percent (10%) and (ii) the amount by which the Loan Amount exceeds (y) the aggregate amount of all payments previously made by Guarantor in respect of the Borrower Obligations on or at any time prior to such date of determination pursuant to the terms of this Guaranty and, in no event, shall there be included as a reduction of the Recourse Limit any voluntary capital contribution to the Borrower made on or prior to such date. Notwithstanding the foregoing, such Recourse Limit shall not (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Loan Documents; (ii) impair the right of Agent to name Guarantor or the Borrower as a party or defendant in any action or suit for judicial foreclosure and sale under the Loan Documents; (iii) impair the right of Agent to obtain the appointment of a receiver; (iv) impair the right of Agent to bring suit (and seek a money judgment therein) with respect to breach of contract, tort, fraud or intentional misrepresentation by Guarantor or the Borrower or any other Person in connection with the Loan Documents; (v) impair the right of Agent to obtain payments on the Pledged Collateral received by Guarantor or the Borrower after the occurrence and during the continuation of an Event of Default; (vi) impair the right of Agent to bring suit (and seek a money judgment therein) with respect to any misappropriation by Guarantor or the Borrower of payments collected in advance with respect to the Pledged Collateral; (vii) impair the right of Agent to apply for losses arising out of any willful misconduct or fraud by Guarantor or the Borrower or any of their agents or employees; or (viii) impair the right of Agent to receive from Guarantor all losses, costs and expenses actually incurred by Agent and Lender as the result of a breach by Guarantor of its representations, warranties or covenants under this Guaranty.

3. Pledge of Collateral.

(a) Pledged Collateral. As collateral security for the prompt satisfaction and performance of the Obligations, Guarantor hereby pledges, collaterally assigns and hypothecates to Agent, and hereby grants to Agent, for the benefit of itself as a Lender and the other Lenders, a lien on and first priority security interest in, all of Guarantor’s right, title and interest in, to and under the following, whether now owned by Guarantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as the “Pledged Collateral”), excepting, in each case, any of the following that constitute Excluded Contracts, Excluded Contract Rights or Excluded Property:

(i) the Pledged Shares, including, without limitation, (A) all rights of Guarantor to receive moneys due but unpaid or to become due thereunder or in respect thereof (including, without limitation, but only upon the occurrence and during the continuation of an Event of Default, all dividends and other distributions thereon) and all property received in substitution or exchange, redemption or repurchase therefore, (B) all of Guarantor’s rights, powers and privileges with respect to the Pledged Shares, (C) all rights of Guarantor to property of Borrower, (D) all rights of Guarantor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to Borrower, and (E) all proceeds, payments, income and profits of the foregoing;

(ii) all Accounts, accounts receivable, contract rights for monies due or to become due to Guarantor, and chattel paper, regardless of whether or not they constitute proceeds of other Collateral;

(iii) all obligations for monies due or to become due to Guarantor or owing to Guarantor of every kind and nature, and all choses in action;

(iv) all Securities (whether or not certificated);

(v) all Equipment;

(vi) all Inventory;

(vii) all Goods;

(viii) all Fixtures, furniture and furnishings;

(ix) all trademarks, trade names, logos, designs, patents, copyrights, applications for any of the foregoing, know-how, computer software (including, without limitation, source and object codes), customer lists and other intellectual property of any type or nature whatsoever;

(x) all books and records relating to any of the foregoing, including, without in any way limiting the generality of the foregoing, those relating to its accounts; and

(xi) to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing;

provided, however, that the Pledged Collateral shall not include any Excluded Property.

Capitalized terms used in this Section 3(a) but not defined in this Guaranty or the Master Loan Agreement shall have the respective meanings given to such terms in the UCC.

(b)  Later Acquired Shares, Stock Dividends, Options or Adjustments. Until the Expiration Date, Guarantor shall deliver (and irrevocably instructs Borrower to deliver) to or upon the order of Agent any and all additional shares of stock or any other property of any kind distributable on or by reason of the Pledged Shares, whether in the form of or by way of stock dividends, warrants, total or partial liquidation, conversion, prepayments, redemptions or otherwise, including, but not limited to, cash dividends (but only upon the occurrence and continuation of an Event of Default) or cash interest payments, as the case may be. If any additional shares of capital stock or instruments, or of property, in which a security interest can only be perfected by possession by Agent, which are distributable on or by reason of the Pledged Collateral, shall not be delivered to or be under the control of Agent, Guarantor shall forthwith transfer and deliver, or cause to be transferred and delivered, such property to or upon the order of Agent as Pledged Collateral hereunder.

(c)  Delivery of Share Certificates and Powers of Attorney. Simultaneously with the delivery of this Guaranty, Guarantor is delivering to or upon the order of Agent all certificated securities (including, without limitation, certificated instruments and stock certificates) representing the Pledged Shares, together with stock powers duly executed in blank by Guarantor and the registration book maintained by Borrower with respect to the Pledged Shares. Guarantor shall promptly deliver to Agent, or cause Borrower to deliver directly to Agent, (i) share certificates or other instruments representing any Pledged Shares acquired or received by Guarantor after the date of this Guaranty and (ii) a stock power duly executed in blank by Guarantor. If at any time Agent notifies Guarantor that it requires additional stock powers endorsed in blank, Guarantor shall promptly execute in blank and deliver the requested power(s) to Agent.

(d) Power of Attorney, Irrevocable Proxy.

(i) Guarantor hereby constitutes and irrevocably appoints Agent, with full power of substitution and revocation, as Guarantor’s true and lawful attorney-in-fact, with the power, to the full extent permitted by law, upon the occurrence and during the continuation of an Event of Default and in accordance with applicable law, to affix to any documents representing the Pledged Shares the stock or bond powers delivered with respect thereto, and to transfer or cause the transfer of the Pledged Shares, or any part thereof, on the books of Borrower, to the name of Agent and to exercise with respect to the Pledged Shares all the rights, powers, privileges and remedies of an owner. The power of attorney granted pursuant to this Guaranty and all authority hereby conferred are granted and conferred solely to protect Agent’s interest in the Pledged Shares and shall not impose any duty upon Agent to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the Expiration Date.

(ii) As of the date hereof, Guarantor hereby constitutes and irrevocably appoints Agent, with full power of substitution and revocation, as Guarantor’s true and lawful attorney-in-fact, with the power, to the full extent permitted by law, upon the occurrence and during the continuation of an Event of Default and in accordance with applicable law, to vote as proxy the Pledged Shares at a meeting, or to express consent or dissent to corporate action in writing without a meeting. This proxy shall be irrevocable as one coupled with an interest and shall be valid until the Expiration Date.

(e)  Dividends. Guarantor agrees that, without the prior written consent of Agent, Guarantor shall not, following the occurrence and during the continuation of an Event of Default, cause Borrower to declare or make payment of (i) any dividend or other distribution on any shares of its capital stock or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any shares of its capital stock or any option, warrant or other right to acquire shares of its capital stock.

4. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants that:

(a)  It is duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in every other jurisdiction as to which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Guarantor. The organizational number of Guarantor is 2556266.

(b)  It has the full power, authority and legal right to execute and deliver this Guaranty and perform its obligations hereunder. This Guaranty has been duly authorized, executed and delivered by it, has not been amended, supplemented or otherwise modified, is in full force and effect and is the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)  Neither the execution and delivery of this Guaranty nor the consummation by Guarantor of the transactions contemplated herein to be consummated by Guarantor will conflict with or result in a breach of, or constitute a default under, Guarantor’s charter or by-laws or any agreement or instrument to which Guarantor is a party or by which Guarantor or its property is bound, or (except for the liens created pursuant to this Guaranty or the other the Loan Documents) result in the creation or imposition of any lien or encumbrance upon Guarantor’s revenues or assets. Neither the execution and delivery of this Guaranty nor the consummation by Guarantor of the transactions contemplated herein to be consummated by Guarantor requires any consent to be obtained by Guarantor under any applicable law or regulation applicable to Guarantor, any order, writ, injunction or decree of any court or governmental authority or agency binding upon Guarantor or any agreement or instrument to which Guarantor is a party or by which Guarantor or its property is bound (other than (i) such consents as have heretofore been obtained, given or made, (ii) such filings as may be required in connection with the perfection of Agent’s security interest and (iii) such filings and consents as may be necessary to comply with applicable federal and state securities laws and such other laws as may be applicable to the performance of Guarantor’s obligations hereunder).

(d) It has received and reviewed copies of the Loan Documents.

(e)  There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending, or to the best of Guarantor’s knowledge, threatened against or affecting Guarantor or its property or the Pledged Collateral that would reasonably be expected to have a Material Adverse Effect on Guarantor.

(f)  No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary to be obtained or made by Guarantor for its execution and delivery of this Guaranty or its performance of its obligations hereunder, except for the filings of the UCC-1 financing statements (“UCC-1s”) referred to in Section 4(g) hereof and such filings and consents as may be necessary to comply with applicable federal and state securities laws and such other laws as may be applicable to the performance of Guarantor’s obligations hereunder.

(g)  Upon the filing of an appropriate UCC-1 in the office of the Secretary of State of the State of Delaware, the pledge and security interest created hereunder in Guarantor’s right, title and interest in and to the Pledged Collateral in favor of Agent constitutes a first priority pledge (subject to Permitted Liens) of and security interest in and to all of Guarantor’s right, title and interest in and to the Pledged Collateral (inclusive of the Pledged Shares) in which a security interest therein may be perfected by such filing.

(h)  It is the sole owner of the Pledged Shares pledged under Section 3 hereof free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of any nature whatsoever (and no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens, and (except to Agent or Lenders hereunder) Guarantor agrees that it will not encumber or grant any security interest in or with respect to the Pledged Collateral or permit any of the foregoing, other than Permitted Liens.

(i)  In pledging the Pledged Collateral, Guarantor does not have any actual intent to hinder, delay or defraud any entity to which Guarantor is or is to become indebted.

(j)  It is solvent on the date hereof and will not become insolvent as a result of the pledge.

(k)  It does not intend to incur, or believe in respect of the pledge of the Pledged Collateral, that it will incur, debts that would be beyond its ability to pay such debts as such debts mature.

(l)  The Pledged Shares are validly issued, fully paid for and nonassessable. No options, warrants or other agreements with respect to the Pledged Shares are outstanding. The Pledged Shares represent all of the issued and outstanding capital stock in the Borrower. The Pledged Shares are not Excluded Property. All share certificates, stock certificates, certificated instruments or other instruments representing any Pledged Shares furnished by Guarantor to Agent over time are original of such documents.

5. Covenants of Guarantor. Guarantor hereby covenants and agrees that:

(a)  It shall pay and discharge all taxes now or hereafter imposed on it, on its income or profits, on any of its property or upon the liens or encumbrances provided herein prior to the date on which penalties attach thereto; provided, however, that Guarantor shall be free to challenge the amount or validity of any taxes by appropriate proceedings. It shall promptly pay any valid, final judgment enforcing any such tax (subject to its right to appeal same) and cause the same to be satisfied of record and shall also pay, or cause to be paid, when due all valid claims for labor, material, supplies or services that, if unpaid, could by law result in a mechanics’ lien.

(b)  It shall notify Agent promptly upon obtaining knowledge of any material action, suit or proceeding at law or in equity by or before any government authority, arbitral tribunal or other body pending or threatened against it or Borrower.

(c)  It shall not (i) create, incur, assume or permit to exist any lien or encumbrance upon any of the Pledged Collateral, except for Permitted Liens, or (ii) directly or indirectly create, incur or suffer to exist any indebtedness payable by Borrower (except as contemplated by the Loan Documents).

(d)  It will not (i) vote to enable or take any other action to permit the Borrower to issue any stock or other equity securities or interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities or interests of the Borrower or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Shares.

(e)  It shall not file or cause or suffer to be filed with respect to the Borrower a voluntary petition in bankruptcy to seek relief for the Borrower under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, or consent to the filing of any petition against the Borrower under any such law, or consent to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for the Borrower or of all or any part of Borrower’s property, or make an assignment for the benefit of creditors of the Borrower.

(f)  It agrees that it shall not amend, nor consent to the amendment of (x) the Governing Agreement of either the Borrower or NCI, or (y) the Company LLC Agreement, in each case, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, delayed or conditioned. For purposes of the foregoing, any change in the ownership of membership interests in the Company or other change in the Company LLC Agreement effected without the affirmative consent or approval of Guarantor shall not be deemed an amendment of the Company LLC Agreement.

(g)  It shall, or shall cause NCI or some other Person to, fund any request received from the Company for additional capital contributions to the Company if, and to the extent that, the failure to fund such additional capital contribution would result in NCI owning less than fifteen percent (15%) of all of the membership interests in the Company (with it being agreed and understood that Guarantor shall be entitled to fund, or cause NCI or some other Person to fund, a greater portion (including all) of any such request with the purpose of this clause (g) being to assure that NCI does not own less than fifteen percent (15%) of all of the membership interests in the Company but not to preclude NCI from owning a greater percentage of the membership interests in the Company).

(h)  It shall, to the maximum extent permissible by applicable law, include both the Borrower and NCI in a consolidated income tax return of the Guarantor.

6. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, Guarantor hereby agrees with Agent as follows:

(a) Delivery and Other Perfection. Guarantor shall:

(i)  with respect to any Pledged Collateral that is a security, if such Pledged Collateral is received by Guarantor, forthwith either (x) transfer and deliver to Agent such security so received by Guarantor (together with the certificates for any such security duly endorsed in blank or accompanied by undated powers of attorney duly executed in blank authorizing Agent to transfer ownership of such security to a third party following and during the continuation of an Event of Default), all of which thereafter shall be held by Agent, pursuant to the terms of this Guaranty as part of the Pledged Collateral, or (y) take such other action as Agent shall reasonably request to duly record, enforce, grant and perfect the lien created hereunder in such security; and

(ii) upon the reasonable request of Agent, give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest; and, without limiting the generality of the foregoing, if any Pledged Collateral shall be evidenced by a promissory note or other instrument, Guarantor shall deliver and pledge to Agent such note or instrument duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent.

(b)  Other Financing Statements and Liens. Without the prior consent of Agent, Guarantor shall not file, or authorize to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Collateral in which Agent is not named as the sole secured party.

(c) Preservation of Rights. Agent shall not be required to take any steps necessary to preserve any of the rights or interests of any Person in, to or under any of the Pledged Collateral.

(d) Pledged Collateral.

(i)  Notwithstanding anything to the contrary herein or in the Master Loan Agreement or the other Loan Documents, so long as no Default or Event of Default shall have occurred and be continuing, Guarantor shall have the right to exercise all voting and corporate rights pertaining to the Pledged Collateral for all purposes not inconsistent with the terms of this Guaranty, the Master Loan Agreement, the other Loan Documents or any documents referenced herein or therein; provided that Guarantor agrees that it will not vote the Pledged Collateral in any manner that is inconsistent with the terms of this Guaranty, the Master Loan Agreement or the other Loan Documents

(ii)  Guarantor recognizes and agrees that, subject to the terms of this Guaranty and applicable law, the Agent has an absolute and unconditional right to liquidate the Pledged Collateral upon and during the continuation of an Event of Default. Guarantor agrees not to seek any equitable or other relief to delay or prevent Agent from exercising its right to liquidate the Pledged Collateral upon and during the continuation of an Event of Default, subject to Agent’s complying with the terms of this Guaranty and applicable law.

(e)  Events of Default, Etc. During the period during which an Event of Default has occurred and is continuing:

i. Agent (to the extent of its security interest) shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted (including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if Agent were the sole and absolute owner thereof (and Guarantor agrees to take all such action as may be appropriate to give effect to such right));

ii. Agent may make any reasonable compromise or settlement with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments or otherwise modify the terms of, the sale or other disposition of any of the Pledged Collateral;

iii. Agent may, in its name or in the name of Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, any of the Pledged Collateral, but shall be under no obligation to do so; and

(iv) Agent may, with respect to the Pledged Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of Agent or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Pledged Collateral, at such place or places as is commercially reasonable, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Person may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral that constitutes a “security” under the Securities Act, to limit purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Guarantor acknowledges that any such private sale may be at prices and on terms less favorable to Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any such Pledged Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

(f) Removals, Etc. Without at least thirty (30) days’ prior written notice to Agent, Guarantor shall not either (i) change the name under which it does business from the name shown on the signature pages hereto or (ii) change its state of incorporation.

(g)  Private Sale. Agent shall not incur any liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 6(e) hereof conducted in good faith and otherwise in compliance with applicable law. Guarantor hereby waives any claims against Agent by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations.

(h)  Attorney-in-Fact. Agent is hereby appointed the attorney-in-fact of Guarantor for the purpose of carrying out the provisions of this Section 6 during the period during which an Event of Default has occurred and is continuing. Upon the occurrence and during the continuance of any Event of Default, Agent may take any action and execute any instruments that Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as Agent shall be entitled under this Section 6 to make collections in respect of the Pledged Collateral, Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of Guarantor representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

(i) Termination. When all of the Obligations shall have been satisfied by payment in full, this Guaranty shall terminate and Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of Guarantor; provided, however, that Guarantor’s obligations under Sections 20 and 21 shall survive any such termination.

(j)  Expenses. Guarantor agrees to pay all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of or incident to the enforcement of any of the provisions of this Guaranty, or performance by Agent of any obligations of Guarantor in respect of the Pledged Collateral that Guarantor has (for a period of at least five (5) Business Days after receipt of written request from Agent that the same be performed by Guarantor) failed or refused to perform, or (after occurrence and during the continuation of an Event of Default) any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and (after occurrence and during the continuation of an Event of Default) for the care of the Pledged Collateral and defending or asserting rights and claims of Agent in respect thereof, by litigation or otherwise.

(k)  Further Assurances. Guarantor agrees to, from time to time upon the reasonable request of Agent, execute and deliver such further documents and do such other acts and things as such Agent may reasonably request in order to effectuate the purposes of this Guaranty.

7. Right of Set-off. Upon the occurrence and during the continuation of any Event of Default, Guarantor hereby irrevocably authorizes Agent at any time and from time to time without notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent to or for the credit or the account of Guarantor, or any part thereof in such amounts as Agent may elect, against and on account of the obligations and liabilities of Guarantor to Agent hereunder, in any currency, whether arising hereunder or under any Loan Document, as Agent may elect, whether or not Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Agent shall notify Guarantor promptly of any such set-off and the application made by Agent; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Agent may have.

8. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Agent, unless and until the Obligations are paid in full, Guarantor shall not be (i) entitled to payment of any Indebtedness owing by Borrower to Guarantor except for (A) Indebtedness owing by the Borrower to Guarantor that will be paid on the Closing Date and (B) any reimbursement for income taxes, audit fees and allocated overhead expenses at the times and in the amounts set forth in Section 2.5 of the Master Loan Agreement, or (ii) subrogated to any of the rights of Agent against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by Agent for the payment of the Obligations. In addition, Guarantor shall not (unless and until the Obligations are paid in full) seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by Guarantor hereunder. If any amount shall be paid to Guarantor on account of such Indebtedness or subrogation rights at any time when all of the Obligations shall not have been paid and satisfied in full, such amount shall be held by Guarantor in trust for Agent, segregated from other funds of Guarantor and shall, forthwith upon receipt by Guarantor, be turned over to Agent in the exact form received by Guarantor (duly indorsed by Guarantor to Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine.

9. Amendments, Etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Agent may be rescinded by Agent and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee Therefore or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by Agent, and the Master Loan Agreement and any other Loan Documents may (subject to the terms and conditions thereof) be amended, modified, supplemented or terminated, in whole or in part, as Agent may deem advisable from time to time, and (subject to the terms and conditions of any relevant agreement related thereto) any collateral security, guarantee or right of offset at any time held by Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Agent shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against Guarantor, Agent may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by Agent to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of such other guarantor shall not relieve Guarantor of its obligations or liabilities hereunder and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Agent against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

10. Waiver of Rights. Except as otherwise expressly provided herein, Guarantor waives any and all notice of any kind, including, without limitation, notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by Agent upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Borrower and Guarantor, on the one hand, and Agent, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Guarantor with respect to the Obligations. In addition, Guarantor waives any requirement that Agent exhaust any right, power, remedy or proceeding against the Borrower.

11. Guaranty Absolute and Unconditional. Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Borrower of the Borrower Obligations and not of their collectibility only and is in no way conditioned upon any requirement that Agent first attempt to collect any of the Borrower Obligations from the Borrower, without regard to (a) the validity, regularity or enforceability of the Master Loan Agreement or any other Loan Documents, any of the Borrower Obligations or any other collateral security therefore or guarantee or right of offset with respect thereto at any time or from time to time held by Agent, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against Agent, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of Guarantor from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Agent may, but shall be under no obligation to, pursue such rights, powers, privileges and remedies as it may have against the Borrower or any other Person or against the Pledged Collateral or any other collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by Agent to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of Agent against Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor, and shall inure to the benefit of Agent, until all the Borrower Obligations and the obligations of Guarantor under this Guaranty shall have been satisfied by performance and payment in full.

12. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

13. Payments. Guarantor hereby guarantees that payments hereunder will be paid to Agent without deduction, abatement, recoupment, reduction, set-off or counterclaim, in U.S. Dollars and in accordance with the wiring instructions of Agent.

14. Notices. Except as provided herein, all notices, requests and other communications required or permitted by this Guaranty (including, without limitation, any modifications of, or waivers, requests or consents under, this Guaranty) shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent to the intended recipient at the “Address for Notices” specified on the signature page hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other party; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission and notices being sent by first class mail, postage prepaid, shall be deemed to be received five (5) Business Days following the mailing thereof.

15. Severability. If any of the provisions of this Guaranty shall be held invalid or unenforceable, this Guaranty shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

16. Integration. This Guaranty represents the agreement of Guarantor and Agent with respect to the subject matter hereof, and there are no promises or representations by either party relative to the subject matter hereof not reflected herein.

17. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Agent; provided that any provision of this Guaranty may be waived in writing by Agent.

(b) Neither party shall be deemed by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of either party, any right, power, remedy or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, remedy or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any either party of any right, power, privilege or remedy hereunder on any one occasion shall not be construed as a bar to any right, power, privilege or remedy that such party would otherwise have on any future occasion.

        (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guaranty shall be binding upon the successors and permitted assigns of the parties hereto and shall inure to the benefit of the parties hereto and their successors and assigns. This Guaranty may not be assigned by Guarantor without the express written consent of Agent in its sole discretion, and any attempt to assign or transfer this Guaranty without such consent shall be null and void and of no effect whatsoever.

20. Governing Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

21. Waiver Of Jury Trial; Consent To Jurisdiction And Venue; Service Of Process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS, ON BEHALF OF ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION SUCH PARTY MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE OTHER PARTY IN CONNECTION WITH THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, TO SUCH PARTY’S ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR SUCH OTHER ADDRESS AS SUCH PARTY SHALL HAVE PROVIDED IN WRITING TO THE OTHER PARTY. NOTHING IN THIS SECTION 21 SHALL AFFECT THE RIGHT OF EITHER PARTY HERETO TO (I) SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, OR (II) BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

22. Security Agreement. This Guaranty shall constitute a “security agreement” within the meaning of the UCC. Guarantor, by executing and delivering this Guaranty, has granted and hereby grants to Agent, as security for Guarantor’s performance, a security interest in the Pledged Collateral that may be subject to the UCC.

23. Other Liens. Notwithstanding anything to the contrary contained herein, liens previously granted by Guarantor in favor of Agent or future liens that are granted by Guarantor in favor of Agent will not constitute a breach of this Guaranty.

24. Agents. Agent may employ agents and attorneys-in-fact in connection herewith.

25. Counterparts. This Guaranty may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Guaranty by signing any such counterpart.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty And Pledge Agreement to be duly executed and delivered as of the day and year first above written.

iDNA, INC.

By:
Name: Robert V. Cuddihy, Jr.
Title: Treasurer

Address for Notices:
415 Madison Avenue, 7th Floor
New York, New York 10017
Attention: Mr. Robert V. Cuddihy, Jr.
Facsimile: (212) 644-7070

SILAR ADVISORS, L.P.
By: Leeds Holdings, LLC,
its general partner

By:
Name: Robert L. Leeds
Title: Chief Executive Officer

Address for Notices:
333 Seventh Avenue, 3rd Floor
New York, New York 10001
Attention: Mr. Robert Leeds
Facsimile: (212) 601-4919